SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the Securities
                        Exchange Act of 1934 (Amendment No.  )



Filed by Registrant /x/

Filed by a Party other than the Registrant / /



Check the appropriate box:

/ /  Preliminary Proxy Statement
/x/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12


           CHILDREN'S DISCOVERY CENTERS OF AMERICA, INC.
- --------------------------------------------------------------------------------
            (Name of Registrant As Specified in Charter)


           CHILDREN'S DISCOVERY CENTERS OF AMERICA, INC.
- --------------------------------------------------------------------------------
           (Name of Person(s) Filing the Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

   /x/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2)
   / / $500 per each party to the controversy pursuant to Exchange Act Rules 14a-6(i)(3)
   / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11


   1)  Title of each class of securities to which transaction applies:

                                      N/A
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   2)  Aggregate number of securities to which transaction applies:

                                      N/A
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

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 1


                                      N/A
- --------------------------------------------------------------------------------


   4)  Proposed maximum aggregate value of transaction:

                                      N/A
- --------------------------------------------------------------------------------

1 Set forth the amount on which the filing fee is calculated and state how it was determined.



/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.



   1)  Amount Previously Paid:

                                      N/A
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   2)  Form, Schedule or Registration Statement No.:

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   3)  Filing Party:

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   4)  Date Filed:

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
                 CHILDREN'S DISCOVERY CENTERS OF AMERICA, INC.
                                851 IRWIN STREET
                                   SUITE 200
                          SAN RAFAEL, CALIFORNIA 94901

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 21, 1995

TO THE STOCKHOLDERS OF
  CHILDREN'S DISCOVERY CENTERS OF AMERICA, INC.:

    NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Stockholders ("Annual Meeting") of Children's Discovery Centers of America, Inc., a Delaware corporation ("CDC" or the "Company"), will be held on June 21, 1995 at 10:00 a.m. local time, in the Sutton II Room of the Hotel Inter Continental, 111 East 48th Street, New York, New York, for the following purposes:

       (1) To elect six directors to serve until the next annual meeting or until their successors have been elected and qualify;

       (2) To consider and vote upon a proposal to amend the CDC Stock Option Plan to increase the number of shares of CDC Common Stock available for issuance thereunder by 300,000 to 800,000;

       (3) To ratify the appointment of Arthur Andersen LLP as independent public auditors for the 1995 fiscal year; and

       (4) To transact such other business that may properly come before the meeting or any adjournment or adjournments thereof.

    Details respecting these matters are set forth in the accompanying proxy statement.

    The Board of Directors has fixed the close of business on April 26, 1995 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

Date: May 2, 1995

                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         FRANK A. DEVINE, Secretary

                       IMPORTANT--YOUR PROXY IS ENCLOSED

    YOU ARE URGED TO SIGN, DATE AND MAIL YOU PROXY EVEN THOUGH YOU MAY PLAN TO ATTEND THE MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING YOU MAY VOTE BY PROXY OR YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. BY RETURNING YOUR PROXY PROMPTLY, A QUORUM WILL BE ASSURED AT THE MEETING WHICH WILL PREVENT COSTLY FOLLOW-UP AND DELAYS.

                                PROXY STATEMENT
                 CHILDREN'S DISCOVERY CENTERS OF AMERICA, INC.
                                851 IRWIN STREET
                                   SUITE 200
                          SAN RAFAEL, CALIFORNIA 94901

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Children's Discovery Centers of America, Inc. ("CDC" or the "Company") in connection with the Annual Meeting of Stockholders of the Company ("Annual Meeting") to be held in the Sutton II Room of the Hotel Inter Continental, 111 East 48th Street, New York, New York, at 10:00 a.m. local time on June 21, 1995, and at any adjournment or adjournments thereof.

                            SOLICITATION OF PROXIES

    The expense of preparing, assembling, printing, filing and mailing the Notice of Meeting, this Proxy Statement, the proxy and other enclosures, and any other material which may hereafter be used in the Board's solicitation of proxies, will be borne by the Company. In addition to the solicitation of proxies by mail, some of the officers, directors and employees of the Company may (without receiving additional compensation for doing so) solicit proxies by telephone, telegraph or personal interview, the cost of which will be borne by the Company. The Company will also request brokerage houses and other custodians, nominees and fiduciaries to forward the Board's proxy solicitation materials to the beneficial owners of the Company's voting stock and will reimburse such brokers and other nominees for their expenses in doing so.

    All proxies in the accompanying form which are properly executed and returned will be voted in accordance with the instructions therein specified for the purposes set forth in the accompanying Notice of Annual Meeting. If no instructions are given, such proxies will be voted in favor of (i) the nominees for election to the Board as set forth below under "Proposal No. 1--Election of Directors," (ii) the amendment to the Children's Discovery Centers of America, Inc. Stock Option Plan ("Option Plan Amendment") as set forth below under "Proposal No. 2--Amendment to Option Plan," (iii) the appointment of Arthur Andersen LLP as the independent auditors for the 1995 fiscal year as set forth under "Proposal No. 3--Approval of Independent Auditors", and (iv) to transact such other business as may properly be brought before the meeting or any adjournment thereof. The proxy may be revoked at any time by a stockholder prior to its exercise by written notice to the Company, by submission of another proxy bearing a later date, or by voting in person at the meeting. Such revocation will not affect a vote on any matter taken prior thereto. The mere presence at the meeting of the person appointing a proxy will not revoke the appointment. The approximate date of the mailing of this Proxy Statement and form of proxy to security holders is May 2, 1995.

                         VOTING SECURITIES--RECORD DATE

    Holders of the Company's Common Stock, $.01 par value (the "Common Stock"), and holders of the Company's Special Stock, $.01 par value, denominated as Series A Convertible Preferred Stock ("Preferred Stock"), of record at the close of business on April 26, 1995 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting or at any adjournment or adjournments thereof. As of the Record Date, there were 6,095,081 shares of Common Stock and 2837.5 shares of Preferred Stock issued and outstanding. Each outstanding share of Common Stock entitles the holder thereof to one vote with respect to all matters proposed to be voted on by the stockholders at the Annual Meeting. The holders of Preferred Stock are entitled to vote on all matters on which the holders of Common Stock are entitled to vote, and each share of Preferred Stock entitles the holder to that number of votes equal to the number of shares of Common Stock into which the shares of Preferred Stock are convertible as of the Record Date. The Common Stock and Preferred Stock shall vote as one class. As of the Record Date, the Preferred Stock is entitled to 515,909 votes. The presence, in person or represented by proxy, of shares constituting a majority of the combined voting power of all issued and outstanding Common Stock and Preferred Stock entitled to vote, shall constitute a quorum at the Annual Meeting.

    With respect to the three matters to come before the stockholders at the Annual Meeting, directors shall be elected by a plurality of the voting power present in person or represented by proxy at the meeting and entitled to vote, and the affirmative vote of the holders of shares representing a majority of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote shall be required for approval of each of the Option Plan Amendment and of the approval of independent public auditors. With respect to the election of directors, only shares that are voted in favor of a particular nominee will be counted towards such nominee's achievement of a plurality. Accordingly, abstentions and broker non-votes will not affect the outcome of the election. With respect to the Option Plan Amendment and the appointment of independent public auditors, if the stockholder abstains from voting, the shares are considered present at the meeting for such matter but, since they are not affirmative votes for the matter, they will have the same effect as votes against the matter. With respect to broker non-votes on these two matters, the shares are not considered present at the meeting for such matters and, therefore, are not counted in respect of such matters. Such broker non-votes do have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matters by reducing the total number of shares from which the majority is calculated.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table sets forth certain information, as of the Record Date, with respect to the beneficial ownership of Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) all directors of the Company individually and (iii) all executive officers and directors of the Company as a group.

    NAME AND ADDRESS OF BENEFICIAL OWNER*                               NUMBER      PERCENT**
- --------------------------------------------------------------------   ---------    ---------
(A) 5% STOCKHOLDERS
Gruber & McBaine Capital Management, Inc., et al.
50 Osgood Place
San Francisco, CA 94133.............................................   1,033,200(1)    17.0%
LN Investment Capital Limited Partnership
1675 Broadway
New York, NY 10019..................................................     515,909(2)     7.8%
President and Fellows of Harvard College
c/o Harvard Management Company, Inc.
600 Atlantic Avenue
Boston, MA 02210....................................................     398,500(3)     6.6%

(B) DIRECTORS
Richard A. Niglio...................................................     312,026(4)     4.9%
W. Wallace McDowell, Jr.............................................      14,895(5)     ***
Robert E. Kaufmann..................................................      14,733(5)     ***
Mark P. Clein.......................................................      14,733(5)     ***
Michael J. Connelly.................................................     540,224(6)     8.2%
Myron A. Wick, III..................................................     539,733(7)     8.8%

(C) ALL EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP
(includes 10 persons)...............................................   1,577,594(4)    22.6%
                                                                                 5)(6)
                                                                                 7)(8)

                                                   (Footnotes on following page)

(Footnotes for preceding page)

- ------------

  * Except as noted below, each beneficial owner has sole voting and investment power with respect to the shares reported.

 ** Except with respect to LN Investment Capital Limited Partnership ("LNIC") and Michael J. Connelly, the Managing General Partner of LNIC, as well as all executive officers and directors as a group, the percentages do not give effect to any shares of Common Stock issuable upon conversion of shares of issued and outstanding Preferred Stock, all of which are held by LNIC.

*** Represents less than 1% of the outstanding Common Stock.

 (1) According to (i) Schedule 13D dated April 14, 1994 filed on behalf of Gruber & McBaine Capital Management, Inc. ("GMCM"), an investment adviser, Jon D. Gruber and J. Patterson McBaine, the executive officers, directors and stockholders of GMCM, Lagunitas Partners, L.P. ("Lagunitas"), an investment partnership for which GMCM and Messrs. Gruber and McBaine are the general partners, Proactive Investment Managers, L.P. ("PIM") as the general partner of Proactive Partners, L.P. ("PP") and Fremont Proactive Partners, L.P. ("FPP"), two investment partnerships, and Charles C. McGettigan and Myron A. Wick, III, who are general partners (along with Messrs. Gruber and McBaine), in PIM, (ii) Forms 4 dated January 30, 1995 filed by each of the foregoing and GJM Investments, Inc. ("GJM" and, collectively with each of the foregoing, the "G&M Group") and (iii) information furnished to the Company regarding recent purchases made by Messrs. Gruber and McBaine prior to the Record Date, the members of the G&M Group own shares as follows: GMCM owns 120,000 shares on behalf of certain investment advisory clients, Mr. Gruber owns 84,000 shares, Mr. McBaine owns 24,400 shares, Lagunitas owns 269,200 shares, PP owns 461,600 shares, FPP owns 23,000 shares, Mr. Wick owns 49,000 shares and GJM owns 2,000 shares. The shares reported by the G&M Group do not include 6,133 shares issuable upon exercise of options exercisable within 60 days after the Record Date which Mr. Wick has received in his capacity as a director of the Company.

 (2) Consists of 515,909 shares of Common Stock issuable upon conversion of 2837.5 shares of Preferred Stock owned by LNIC. Does not include shares of Common Stock owned directly by certain of the partners of LNIC.

 (3) Based on information set forth in a Schedule 13G dated February 13, 1995.

 (4) Consists of 92,900 shares owned directly by Mr. Niglio, 2,000 shares owned by Mr. Niglio's wife and 217,126 shares issuable upon exercise of currently exercisable options and options exercisable within 60 days after the Record Date. Mr. Niglio disclaims beneficial ownership of shares owned by his wife.

 (5) Includes 9,633 shares of Common Stock issuable upon exercise of currently exercisable options and options exercisable within 60 days after the Record Date.

 (6) Consists of 18,182 shares owned directly by Mr. Connelly, 515,909 shares of Common Stock issuable upon conversion of 2837.5 shares of Preferred Stock held by LNIC and 6,133 shares issuable upon exercise of options exercisable within 60 days after the Record Date. Mr. Connelly is the Managing General Partner of LNIC. Mr. Connelly disclaims beneficial ownership of shares of Common Stock issuable to LNIC, except to the extent of his proportionate interest therein.

 (7) Consists of 45,000 shares owned by four trusts for the benefit of Mr. Wick or members of his immediate family, 4,000 shares owned by Mr. Wick as custodian for his children, 484,600 shares owned by two investment partnerships which are part of the G&M Group and for which Mr. Wick may be deemed to have shared voting and dispositive power, and 6,133 shares issuable upon exercise of options exercisable within 60 days after the Record Date.

 (8) Includes 357,016 shares of Common Stock issuable upon exercise of currently exercisable options and options exercisable within 60 days after the Record Date held by officers and directors of the Company.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    At the Annual Meeting, a board of six (6) directors is to be elected. Unless a proxy specifies that it is not to be voted for the election of directors or for any particular director, it is intended that shares represented by each duly executed and returned proxy will be voted FOR the election as directors of the persons named below. Each of the persons named below is now a director of CDC and was elected at the last annual meeting of stockholders. The directors elected will hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualify. If any nominee subsequently withdraws or is otherwise unable to serve as a candidate for election at the meeting, an event which the Board of Directors does not anticipate, the proxies will be voted for a substitute nominee and the other named below.

                               NAME AND                                          YEAR FIRST ELECTED
                         PRINCIPAL OCCUPATION                             AGE      AS A DIRECTOR
- -----------------------------------------------------------------------   ---    ------------------
Richard A. Niglio* **..................................................   52            1987
Chairman, President
  and Chief Executive Officer
  of the Company
W. Wallace McDowell, Jr.****...........................................   58            1984
Private Investor
Robert E. Kaufmann***..................................................   54            1985
Educator
Michael J. Connelly* ** ***............................................   44            1992
President of Lepercq
  Capital Management, Inc.
Mark P. Clein**........................................................   35            1991
Managing Director,
  Rodman & Renshaw, Inc.
Myron A. Wick, III* ****...............................................   51            1993
Managing Director,
  McGettigan, Wick & Co., Inc.

- ------------

   * Member of the Executive Committee

  ** Member of the Audit Committee

 *** Member of the Quality Committee

**** Member of the Compensation Committee

    Richard A. Niglio was appointed Chief Executive Officer of CDC in March 1987. From 1982 until joining CDC, he was President, Chief Executive Officer and a director of Victoria Station Incorporated, a restaurant chain based in Larkspur, California. From 1971 until 1982, Mr. Niglio was President of Mr. Donut of America, Inc., a wholly-owned subsidiary of International Multifoods Corp. Mr. Niglio is currently a director of Psychiatric Management Resources, Inc., a manager of psychiatric partial hospitalization services.

    W. Wallace McDowell, Jr. has been a director of CDC since November 1984. Mr. McDowell is currently a private investor. Fron January 1991 until October 1994, Mr. McDowell was a Managing Director of Morgan Lewis Githens & Ahn, the general partner of an investment partnership concentrating on leveraged transactions. Mr. McDowell was Chairman and Chief Executive Officer of The Prospect Group, Inc., from November 1983 to January 1990. Mr. McDowell is a director of U.S. HomeCare Corporation, a provider of comprehensive home healthcare services, Grossman's Inc., a retailer of building materials and related products, Excelsior Funds, a group of mutual funds, and I.T.I. Technologies, Inc., a manufacturer of home security devices.

    Robert E. Kaufmann has been a director of CDC since July 1985. From 1980 until July 1994, Mr. Kaufmann was Headmaster of Deerfield Academy, Deerfield, Massachusetts. From 1971 to 1975, he was Assistant Dean and from 1975 to 1980 Associate Dean for Finance and Administration, Faculty of Arts and Sciences, Harvard University.

    Mark P. Clein has been a director of CDC since April 1991. Since March 1995, Mr. Clein has been a Managing Director of Rodman & Renshaw, Inc., an investment banking firm. Mr. Clein was a director of Mabon Securities Corp., an investment banking firm, from March 1993 until March 1995. Mr. Clein was a Vice President of Sprout Group, the venture capital affiliate of Donaldson, Lufkin & Jenrette, Inc., from May 1991 until March 1993. From January 1989 to April 1991, Mr. Clein served as acting Chief Executive Officer of Magic Years Child Care & Learning Centers, Inc., an operator of child care centers located in the Northeast acquired by CDC in April 1991, and served as Chairman of the Board from March 1990 to September 1990. From 1982 until February 1990 and from August 1990 to May 1991, Mr. Clein was a Vice President of Merrill Lynch Venture Capital, Inc.

    Michael J. Connelly has been a director of CDC since November 1992. Since April 1987, Mr. Connelly has been President of Lepercq Capital Management, Inc., the venture capital subsidiary of Lepercq de Neuflize & Co. Inc., a New York-based portfolio management and investment banking firm, and the Managing General Partner of LN Investment Capital Limited Partnership ("LNIC"). He is also Chairman, Chief Executive Officer and a director of The MNI Group, Inc., a public company engaged in the weight-control and health and beauty aid businesses. Mr. Connelly was nominated for election as a director pursuant to an agreement entered into in connection with the Company's acquisition of American Family Service Corporation ("AFSC") in November 1992. See "Certain Relationships and Related Transactions."

    Myron A. Wick, III has been a director of CDC since June 1993. Since 1988, Mr. Wick has been a Managing Director of McGettigan, Wick & Co., Inc., a private investment banking firm. Since 1991, Mr. Wick has been a general partner of Proactive Investment Managers, L.P., which is the general partner of Proactive Partners, L.P., a merchant banking fund. Mr. Wick is a director of the following public companies: NDE Environmental Corporation, which provides systems and services to detect leaks in underground storage tanks, Phoenix Network, Inc., a reseller of long distance telephone service, Sonex Research, Inc., which is engaged in development of fuel combustion technology, and WrayTech Instruments, Inc., which manufactures and sells industrial weighing gauges, and Modtech, Inc., which designs, manufactures and installs modular relocatable classrooms. Mr. Wick was Chairman of the Board of Stat-Tech International Corporation, which filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code in June 1992; the assets of Stat-Tech International Corporation have been acquired by Electro-Static Devices, Inc., for which Mr. Wick serves as a director.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    During 1994, CDC's Board of Directors met four times and acted twice by unanimous consent. There are four standing committees of the Board of Directors, the functions of which are described below.

    The Audit Committee. The functions of the Audit Committee are to recommend to the Board the appointment of independent public accountants for CDC and the terms of their engagement, and to review, coordinate, analyze and assess financial information presented to it by the independent public accountants and the Chief Financial Officer of CDC. The Audit Committee is comprised of Messrs. Connelly, Clein and Niglio. The Audit Committee met once during 1994.

    The Compensation Committee. The task of the Compensation Committee is to review and determine levels of executive compensation for CDC, as well as to administer CDC's Stock Option Plan. The Compensation Committee is currently comprised of Messrs. McDowell and Wick. The Compensation Committee met once during 1994, and acted twice by unanimous consent.

    The Executive Committee. During intervals between the meetings of the Board of Directors, the Executive Committee exercises all the powers of the Board (except those specifically reserved by Delaware law to the full Board of Directors) in the management and direction of the business of CDC in all cases in which specific directions have not been given by the Board. The Executive Committee is comprised of Messrs. Connelly, Wick and Niglio. The Executive Committee met once during 1994.

    The Quality Committee. This committee is charged with the task of establishing and implementing policies and procedures in the following areas: curriculum, training, safety and remediation. The Quality Committee consists of Mr. Kaufmann and Mr. Connelly. The Quality Committee met once during 1994.

    There is no nominating committee or any committee performing similar functions. The Board determines nominees for election to the Board, subject to any applicable agreements giving certain persons the right to designate a nominee.

    During 1994, no director attended fewer than 75% of the aggregate of the total number of meetings of the Board or the total number of meetings of the Committees on which any individual director served.

DIRECTORS FEES AND OPTIONS

    Directors of CDC are reimbursed for actual expenses incurred in connection with attendance at CDC Board and Committee meetings. Directors who are employed by CDC receive no director fees, while other directors each receive a retainer of $10,000.00 a year, plus $1,000.00 for attendance at each Board meeting and $500.00 for attendance at each Committee meeting.

    During 1993, the Company established a Non-Employee Directors' Stock Option Plan ("Directors' Plan") and authorized the reservation of 180,000 shares of Common Stock for issuance thereunder. Pursuant to the Directors' Plan, effective as of December 9, 1993 (the date on which an underwritten public offering of its Common Stock was commenced (the "1993 Public Offering")), each of the non-employee directors of the Company (consisting of Messrs. McDowell, Kaufmann, Clein, Connelly and Wick) received an option to purchase 11,500 shares of Common Stock at an exercise price of $8.00 per share, which was the offering price of the Common Stock in the 1993 Public Offering. In addition, pursuant to the Directors' Plan, commencing in 1995 each non-employee director will be entitled to receive an option to purchase 3,500 shares of Common Stock in each year, which options will be granted immediately following the annual meeting of stockholders during such year at which directors are elected. No director will be entitled to receive, in the aggregate, options to purchase more than 30,000 shares of Common Stock under the Directors' Plan. Options granted under the Directors' Plan will have an exercise price equal to the fair market value of the Common Stock on the date of grant. All options granted under the Directors' Plan will be exercisable as follows: 30% commencing six months after the date of grant, with the remaining 70% to become exercisable in equal one-third increments on the first three anniversaries of the date of grant. All options granted under the Directors' Plan will expire ten years from the date of grant.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership of Common Stock on Form 3 and reports of changes in ownership of Common Stock on Forms 4 or 5 and to furnish the Company with copies of all forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with in 1994, except that members of the G&M Group, including Mr. Wick, reported purchases of a total of 82,000 shares of Common Stock made during December 1994 on Forms 4 dated January 30, 1995, and Mr. Niglio reported a charitable donation by him of 1,800 shares and a purchase by his wife of 1,000 shares, each made in December 1994, on a Form 4 dated April 26, 1995.

                             EXECUTIVE COMPENSATION

    The following table summarizes all compensation paid to Richard A. Niglio, the Company's Chairman, President and Chief Executive Officer, for services rendered in all capacities for the years ended December 31, 1994, 1993 and 1992. No other executive officer of the Company received annual compensation in 1994 in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                     COMPENSATION
                                                          ANNUAL COMPENSATION    ---------------------
                                                          -------------------    SECURITIES UNDERLYING
    NAME AND POSITION                             YEAR     SALARY      BONUS            OPTIONS
- -----------------------------------------------   ----    --------    -------    ---------------------
Richard A. Niglio..............................   1994    $227,000    $54,200            80,280
Chairman, President and                           1993     206,440     33,775           110,000
Chief Executive Officer                           1992     196,610          0           160,000*

- ------------

* Includes options to purchase 57,500 shares originally granted in 1987 the exercise prices of which were reduced in April 1992.

EMPLOYMENT AGREEMENTS AND SEVERANCE AGREEMENTS

    Mr. Niglio has entered into an employment agreement dated December 15, 1994 with the Company which provides for his employment as Chairman, President and Chief Executive Officer of the Company for a term expiring on December 31, 1996. Under the agreement, Mr. Niglio is to receive a base salary of not less than $227,000 per year and annual bonuses to be determined each year by mutual agreement of Mr. Niglio and the Compensation Committee of the Board of Directors. The agreement also provides that if Mr. Niglio's employment is terminated by CDC other than for cause, he will be entitled to a severance payment equal to one year's cash compensation.

    There are no employment agreements between the Company and any of its other executive officers.

CDC STOCK OPTION PLAN

    CDC has one stock option plan pursuant to which options may be granted to its officers and employees, the CDC Stock Option Plan (herein referred to as the "Option Plan"). Options for a total of 500,000 shares of Common Stock may currently be granted under the Option Plan. As of the Record Date, a total of 499,712 shares were subject to outstanding options under the Option Plan and 288 shares were available for grant under the Option Plan. The Board of Directors has adopted and recommended an increase in the number of shares to the Option Plan, subject to stockholder approval at the Annual Meeting. For a discussion of that amendment and a description of the Option Plan, see "Proposal No. 2--Amendment to Option Plan."

  Option Grants in 1994

    The following table sets forth information with respect to stock options granted to Mr. Niglio during 1994. No options have been granted at an exercise price below fair market value on the date of grant.

                                                                                             POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED
                                                                                                ANNUAL RATES OF
                               NUMBER OF                                                          STOCK PRICE
                               SECURITIES                                                      APPRECIATION FOR
                               UNDERLYING   % OF TOTAL                                         OPTION TERMS (1)
                                OPTIONS     GRANTS TO    EXERCISE PRICE                      ---------------------
    NAME                        GRANTED     EMPLOYEES      PER SHARE      EXPIRATION DATE       5%         10%
- -----------------------------  ----------   ----------   --------------   ----------------   --------   ----------
Richard A. Niglio............    80,280         51%          $10.25       December 9, 2004   $517,500   $1,311,500

- ------------
(1) The assumed rates of annual appreciation are calculated from the date of grant through the last date the option may be exercised. These amounts represent certain assumed rates of annual appreciation. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the values reflected in the table will be achieved.

  Aggregated Option Exercises in 1994 and 1994 Year-End Option Values

    The following table sets forth information with respect to Mr. Niglio's exercise of options during 1994 and unexercised options held by Mr. Niglio as of December 31, 1994.

                                          SHARES                     SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                                        ACQUIRED ON     VALUE        NUMBER OF UNEXERCISED       IN-THE-MONEY OPTIONS AT
    NAME                                 EXERCISE      REALIZED    OPTIONS AT 1994 YEAR-END           1994 YEAR-END
- -------------------------------------   -----------    --------    -------------------------    -------------------------
                                                                   EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
                                                                   -------------------------    -------------------------
Richard A. Niglio....................        0             0            217,126/133,154                 $947,361/$374,204

- ------------
(1) Based on the closing price of Common Stock on December 31, 1994, which was $11.375 per share.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  General

    The Company's compensation program for executive officers is administered by the Compensation Committee of the Board of Directors (the "Committee"), which consists of two non-employee members of the Board of Directors, W. Wallace McDowell, Jr. and Myron A. Wick, III. The compensation program is comprised of three elements: (i) base salary, (ii) annual incentive compensation, and (iii) long-term incentive compensation in the form of stock options. Generally, the philosophy of the program is to set base salaries somewhat below competitive levels to permit the Company to rely to a large degree on the annual and long-term incentive compensation components, which are more closely linked to Company performance; each year's annual incentive compensation is directly linked to the Company's earnings in that year, while stock options indirectly reflect the Company's performance through changes in the market price of the Common Stock.

    With respect to base salary for executive officers other than Mr. Niglio, the Committee reviews and generally accepts recommendations of Mr. Niglio, who is in the best position to evaluate performance, competitive salaries and relative company rank. The Committee reserves the right, however, to question Mr. Niglio's recommendation and to discuss with him the bases for his recommendations.

    The base salary of Mr. Niglio is determined by the Committee upon an evaluation of his overall job performance, with consideration given to both quantitative and qualitative factors. Quantitative factors include the growth in Company revenues, achievement of forecasted working capital position and the progress made in expansion of the business through acquisition of additional child care centers. Qualitative factors include Mr. Niglio's leadership qualities, his impact on employee morale and his ability to enhance the Company's industry reputation. Mr. Niglio's base salary for 1994 of $227,000 represented a ten percent increase over his base salary during 1993, which increase was based on the substantial improvement in the Company's financial performance during 1993 and the successful completion of the 1993 Public Offering. The Committee has increased Mr. Niglio's base salary for 1995 by approximately 30% to $295,000, principally in recognition of the Company's record level of profitability during 1994, the successful completion of a public offering in December 1994 (the "1994 Public Offering") in which approximately $22,000,000 of equity was raised and the Company's prospects for continued growth during 1995 and beyond.

    With respect to the annual incentive compensation component, in 1992 the Company established an incentive plan which provides for the creation of an incentive bonus pool in each year from which payments are made to executive officers based on the Company's earnings in that year. The portion of the incentive pool each officer is eligible to receive is based on the officer's base salary as a percentage of the aggregate base salary of all participating officers. In 1994, the Company's level of earnings resulted in approximately 67% of the incentive pool being distributed to the executive officers. Of the amount distributed, Mr. Niglio received $54,200.

    The third component of the compensation program consists of the awarding of options to purchase Common Stock under the Company's Stock Option Plan (the "Option Plan"). Stock options may be granted under the Option Plan with an exercise price no less than 85% of the fair market value of the Common Stock on the date of grant, although all options granted under the Option Plan to date have been granted at exercise prices which are not less than 100% of the fair market value on the respective dates of grant. In addition, options granted under the Option Plan are generally subject to a three year vesting period. Accordingly, an optionee will realize value from the grant only if the market value of the Common Stock increases over an extended period following the date of grant. Because the compensation element of stock options is dependent on increases over time in market value of such shares, stock options represent compensation tied to the Company's long-term performance. The Committee believes compensation in the form of stock options serves to align the interests of the executive officers directly with the interests of the Company stockholders.

    The number of options granted to any officer under the Option Plan is determined by the Committee based on a number of factors, including that officer's corporate level of responsibility and performance, the frequency and number of options granted to that officer in the past and compensation paid or awarded to that officer under other aspects of the compensation program.

    In December 1994, concurrent with commencement of the 1994 Public Offering, the Company's executive officers received options to purchase of total of 180,000 shares at an exercise price of $10.25 per share (which was equal to the public offering price of the Common Stock in the 1994 Public Offering), of which options for 80,280 shares were granted to Mr. Niglio. In granting the options, the Committee considered, in particular, that the grant of the options was linked to the successful completion of the 1994 Public Offering, as well as that the financial performance of the Company in 1994 warranted the grant of additional options to those persons who contributed to the success of the Company during the year.

  Compensation Deduction Limitation

    As part of the 1993 Omnibus Budget Recirculation Act, Congress enacted
Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), which limits to $1 million per year the federal income tax deduction available to public companies of compensation paid to its chief executive officers and, in certain cases, its four other highest paid executive officers, unless that compensation qualifies for certain "performance-based" exceptions provided for in that section. Although it is anticipated that cash compensation payable to the Company's executive officers for the next several years will not exceed the $1 million limitation, the Company's strategy, nevertheless, is to qualify compensation paid to its executive officers for deductibility for federal income tax purposes to the extent feasible. Notwithstanding the foregoing, to maximize its flexibility with regard to executive compensation arrangements, the Company reserves the right to take actions which it deems to be in the best interests of the Company and its stockholders but which may not always qualify for tax deductibility under Section 162(m) or other sections of the Code.

                             COMPENSATION COMMITTEE
                            W. Wallace McDowell, Jr.
                               Myron A. Wick, III

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Effective November 5, 1992, CDC acquired American Family Service Corporation ("AFSC") pursuant to the merger of a wholly-owned subsidiary of CDC with and into AFSC. Pursuant to the Agreement and Plan of Merger, LNIC, the principal stockholder of AFSC, received 132,692 shares of Common Stock in exchange for its shares of AFSC Common Stock and also received 3,250 shares of Preferred Stock of CDC, convertible into 590,909 shares of Common Stock, in exchange for cancellation of approximately $2,213,000 of indebtedness of AFSC to LNIC. Since then, LNIC has converted 412.5 shares of Preferred Stock and sold the resulting 75,000 shares of Common Stock. Pursuant to the terms of a Shareholders Agreement with LNIC entered into simultaneously with the Agreement and Plan of Merger, LNIC was granted the right to designate one person as a director of CDC upon consummation of the acquisition of AFSC, and to thereafter require CDC to include in the slate of nominees for election of directors at any meeting of stockholders of CDC at which directors are elected, and to solicit proxies for, one nominee selected by LNIC for so long as the shares owned by LNIC, including shares issuable upon conversion of the Preferred Stock, constitute more than 5% of the total number of shares of Common Stock issued and outstanding. Michael J. Connelly is LNIC's designee on the Board.

    In May 1993, CDC sold an aggregate of 910,000 shares of Common Stock to 35 investors in a private placement at a price of $2.75 per share. Of the shares sold in the private placement, Michael J. Connelly, Robert E. Kaufmann and Mark
P. Clein, directors of the Company, purchased 18,182, 2,100 and 5,100 shares, respectively, and two limited partnerships whose general partner is a limited partnership in which Myron A. Wick III is a general partner purchased a total of 143,600 shares. In addition, Richard A. Niglio, President of the Company, purchased 72,800 shares and each of Randall J. Truelove, Vice President, Finance, Rebekah A. Renshaw, Vice President, Operations, Elanna S. Yalow, Vice President, Corporate Development and Administration, and Frank A. Devine, Secretary and General Counsel, purchased 7,300 shares. Furthermore, certain limited partnerships for which GMCM, and/or affiliates of GMCM, serve as general partners, purchased an aggregate of 239,300 shares (which includes the 143,600 shares purchased by the two partnerships affiliated with Mr. Wick which are referred to above).

    In connection with the purchase by Messrs. Niglio, Truelove and Devine and Ms. Renshaw and Dr. Yalow of their shares in the private placement, the Company loaned them $200,200, $20,075, $20,075, $20,075, and $20,075, respectively, constituting the purchase price for their respective shares. Each of the loans bears interest at 5.5% per annum, and is payable in 36 equal monthly installments of principal and interest, commencing on May 1, 1996.

    Purchasers in the private placement were granted demand registration rights, entitling holders of not less than 50% of the shares to require the Company to register their shares on one occasion until May 1998, and piggyback registration rights permitting the holders of all shares to participate, in certain circumstances, in registrations of Common Stock effected by the Company until May 1998. In April 1994, the Company registered for public resale the shares issued in the private placement, as well as the 132,692 shares of Common Stock issued to LNIC in connection with the acquisition of AFSC. The expenses of such registration, other than sales commissions and other brokerage fees which may be incurred in connection with the sale of the shares, have been borne by the Company.

    In connection with the 1994 Public Offering, a total of 35,100 shares were offered directly to the Company's executive officers by the Company, of which 21,900 of such shares were sold to Mr. Niglio and 3,300 of such shares were sold to Messrs. Truelove and Devine, Ms. Renshaw and Ms. Yalow. The Compensation Committee of the Board of Directors authorized the Company to loan to each of the executive officers an amount equal to the purchase price for shares purchased. Pursuant to such authorization, the Company loaned $224,475 to Mr. Niglio and $33,825 to each of the other executive officers. The loans bear interest at the rate of 7.3% per annum, and are payable in 36 monthly installments of principal and interest commencing in December 1997. The loans made in connection with this transaction, and the loans made in connection with the 1993 purchases of shares described above, are full recourse to each borrower and are secured by pledges of shares of Common Stock having a market value equal to at least 200% of the aggregate amounts loaned.

                            STOCK PERFORMANCE GRAPH

    The following stock performance graph reflects a comparison of the cumulative total return on an investment in the Common Stock from December 31, 1989 through December 31, 1994 with the Amex Market Value Index and a peer group of other publicly traded companies primarily engaged in providing child care services. The companies within the peer group are KinderCare Learning Centers, Inc., Sunrise Preschools, Inc. and Nobel Education Dynamics, Inc. Dividend reinvestment has been assumed and, with respect to companies in the peer group, the returns of each such company have been weighed to reflect relative stock market capitalization. The comparisons in this table are required by the SEC and, therefore, are not intended to forecast or be indicative of possible future performance of the Common Stock.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
              AMONG CHILDREN'S DISCOVERY CENTERS OF AMERICA, INC.,
                  THE AMEX MARKET VALUE INDEX AND A PEER GROUP


                                                                CUMULATIVE TOTAL RETURN
                                             -------------------------------------------------------
                                             12/89     12/90     12/91     12/92     12/93     12/94

Childrens Discovery Ctrs Inc    CDCR          100         24        14        14        26        33

PEER GROUP                      PPER1         100         15         5        17       306       273

AMEX MARKET VALUE               IAMX          100         82       105       106       126       115



* Assumes $100 was invested on December 31, 1989 in the applicable stock or index, and that all dividends were reinvested.

                                 PROPOSAL NO. 2
                            AMENDMENT TO OPTION PLAN

GENERAL

    The Board of Directors has approved an amendment to the Option Plan ("Option Plan Amendment") increasing the number of shares of CDC available for issuance thereunder by 300,000 to 800,000, the effectiveness of which is subject to stockholder approval. The text of the resolution regarding the Option Plan Amendment to be voted on at the Annual Meeting, in substantially the form to be presented at the Annual Meeting, is set forth on Appendix A attached hereto.

    In the opinion of management, the ability to make stock available through the grant of stock options under the Option Plan to its executive officers and other key employees and consultants is essential in attracting, retaining and motivating such persons, and enables the Company to offer an incentive and reward for such persons that is closely aligned with the interests of the Company's stockholders. Under the Option Plan, which was initially adopted in 1984, there is currently a total of 500,000 shares reserved for issuance upon exercise of stock options, of which 288 remain available for future grants. Without an increase in the number of shares reserved for issuance under the Option Plan, the ability of the Company to attract and retain competent personnel may be adversely affected.

DESCRIPTION OF OPTION PLAN

    The following is a summary of the Option Plan, as currently in effect.

    Under the Option Plan, the Company may grant options to key salaried employees, including officers, and other persons who perform services on behalf of the Company, other than directors who are not employees of the Company or any of its subsidiaries. It is estimated that approximately 50 persons currently comprise the class of persons eligible to receive grants under the Option Plan. Options granted under the Option Plan may be either "incentive stock options" within the meaning of that term as used in Section 422 of the Code or non-incentive stock options. The Option Plan is administered by the Compensation Committee (the "Committee") of the Board of Directors. The Committee shall consist solely of persons who constitute "disinterested persons" within the meaning of Rule 16b-3 promulgated under the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Code. The Committee has complete discretion as to the selection of optionees under the Option Plan and the amount of options granted to respective optionees. The Committee also has discretion as to the exercise price of options, subject to the requirement that (i) the exercise price of incentive stock options must be at least equal to 100% of the fair market value of the Common Stock on the date of grant (unless the optionee owns capital stock of the Company representing 10% or more of the voting power of all capital stock entitled to vote (a "10% stockholder"), in which case the exercise price must be at least 110% of the fair market value on the date of grant) and (ii) the exercise price of non-incentive stock options must be at least 85% of the fair market value of the Common Stock on the date of grant. The Committee also sets the expiration date for each option when it grants such option, except that incentive stock options must expire no later than ten years from the date of grant (or five years, from the date of grant, if the optionee is a 10% stockholder). No person may receive in any year options to purchase in excess of 150,000 shares of Common Stock. In addition, the number of incentive stock options that may be granted at any one time or in the aggregate to any one optionee is subject to the limitation that the value of Common Stock subject to an option first exercisable in any calendar year cannot exceed $100,000 as to any optionee (with such value determined as of the grant date). Payment of the exercise price may be made in cash, Common Stock or a combination thereof.

    Options generally terminate three months after the date on which the optionee's employment with the Company terminates. In addition, if the optionee's employment terminates because of disability or death, options held by the optionee may be exercised at any time within one year after the date of such termination for up to the number of shares as to which options were exercisable on the date of termination. The Option Plan also authorizes the Committee to grant any option holder the right to surrender any option granted under the Option Plan in exchange for an amount equal to the difference between the market price of the Common Stock subject to the option at the time of surrender of the option and the aggregate exercise price of the option. To date, the Committee has not granted such rights to any option holder.

    The Board of Directors may, at any time, amend, alter, suspend or terminate the Option Plan; provided, however, that any such action shall not impair any options theretofore granted under the Option Plan and provided further that, without the approval of the holders of at least a majority of shares entitled to vote thereon (i) the total number of shares of Common Stock which may be purchased under the Option Plan shall not be increased (except in the case of a stock split, merger or similar transaction); (ii) the minimum option exercise price shall not be changed (except in the case of a stock split, merger or similar transaction); and (iii) the option period during which outstanding options granted under the Option Plan may be exercised shall not be extended. No stock options may be granted under the Option Plan after November 8, 1999.

FEDERAL INCOME TAX CONSEQUENCES OF THE OPTION PLAN

  General

    The following summary generally describes the principal federal (but not state and local) income tax consequences of the Option Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to the Company. The provisions of the Code and the regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances. The following discussion is also subject to the limitations imposed by Section 162(m) of the Code on the deductibility of compensation to certain executive officers of the Corporation in excess of $1,000,000 in certain circumstances. See "Application of Section 162(m) of the Code" below for a more complete discussion of those limitations.

    Upon exercise of an incentive stock option ("ISO"), the holder will not recognize any income and the Company will not be entitled to a deduction for tax purposes. However, the difference between the exercise price and the fair market value of the shares received on the date of exercise will be included in the income of the holder for purposes of computing any alternative minimum tax. Upon exercise of a non-ISO, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the option price will be taxable to the holder at the time of exercise as ordinary income, and will generally be deductible for tax purposes by the Company.

    If an option is exercised through the use of shares of Common Stock previously owned by the holder, such exercise generally will not be considered a taxable disposition of the previously owned shares and thus no gain or loss will be recognized with respect to such shares upon such exercise. However, if the previously owned shares were acquired upon the exercise of an ISO and the holding period requirement for those shares was not satisfied at the time they were used to exercise an ISO, such use would constitute a disqualifying disposition of such previously owned shares resulting in recognition of ordinary income in the amount described below. If the option exercised is a non-ISO, income will also be recognized in an amount equal to the excess of the fair market value of the Common Stock received over the exercise price as set forth above.

    Upon disposition of shares of Common Stock acquired upon exercise of a non-ISO, the optionee will ordinarily recognize a capital gain or loss equal to the excess of the amount received over the sum of the amount paid for such shares plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long- or short-term depending on whether the stock was held for more than one year from the date of exercise. There are no tax consequences to the Company by reason of the disposition by the optionee of Common Stock acquired upon exercise of a non-ISO.

    The disposition of shares acquired upon exercise of an ISO will ordinarily result in capital gain or loss in an amount equal to the difference, if any, between the exercise price and the amount realized on the sale of the shares. However, if the holder disposes of shares acquired upon exercise of an ISO within two years after the date of grant or one year after the date of exercise (a "disqualifying disposition"), the holder will recognize ordinary income, and the Company will generally be entitled to a deduction, in the amount of the excess of the fair market value of the shares of Common Stock on the date the option was exercised over the option price (or, in certain circumstances, the gain on sale, if less). Any excess of the amount realized by the holder on the disqualifying disposition over the fair market value of the shares on the date of exercise of the option will ordinarily be capital gain. The Company will not be entitled to any deduction for tax purposes upon disposition of such shares in other than a disqualifying disposition.

  Application of Section 162(m) of the Code.

    As discussed above, Section 162(m) of the Code limits to $1 million per year the federal income tax deduction available to public companies for compensation paid to its chief executive officer and, in some cases, its four other highest paid executive officers. However, Section 162(m) provides an exception from this limitation for certain "performance-based" compensation, if various requirements are satisfied. The Company believes that the Option Plan qualifies for the performance-based exception to Section 162(m) and that, as a result, the Corporation will generally be permitted to deduct an amount equal to the taxable income reportable by an option recipient upon exercise of a non-incentive option (provided that the exercise price of the option is not less than 100% of the fair market value of the Common Stock on the date of grant).

OTHER INFORMATION

    The closing sale price of the Common Stock as reported on the Nasdaq National Market on the Record Date was $16.375 per share.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board recommends a vote FOR the Option Plan Amendment. The affirmative vote of the holders of shares representing a majority of the combined voting power of Common Stock and Preferred Stock present, in person or by proxy, at the Annual Meeting is required for approval of Proposal No. 2.

                                 PROPOSAL NO. 3
                        APPROVAL OF INDEPENDENT AUDITORS

GENERAL

    Upon the recommendation of the Audit Committee of the Board of Directors, the Board has appointed Arthur Andersen LLP as the independent auditors of CDC for the 1995 fiscal year, and has determined that it would be desirable to request that CDC's stockholders ratify such appointment. If the appointment of Arthur Andersen LLP is not ratified, the Audit Committee and Board of Directors will reconsider the appointment.

    Arthur Andersen LLP was the independent auditor for CDC's 1994 fiscal year, and during such period provided audit services which included the examination of consolidated financial statements of CDC. All fees paid by CDC to the independent auditors are paid in respect of such auditing services at a rate believed by CDC to be customary for companies similarly situated.

    A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will be accorded an opportunity to make such statements as he or she desires. In addition, such representative will be available to respond to appropriate questions submitted by stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board recommends a vote FOR the appointment of Arthur Andersen LLP as independent auditors. The affirmative vote of the holders of shares representing a majority of the combined voting power of Common Stock and Preferred Stock present, in person or by proxy, at the Annual Meeting is required for approval of Proposal No. 3.

                              GENERAL INFORMATION

    Stockholder Proposals. The date by which matters must be submitted for inclusion in next year's Notice of Annual Meeting and Proxy Statement for voting at the 1996 annual meeting of stockholders is January 2, 1996.

    Annual Report. The Company's Annual Report for the fiscal year ended December 31, 1994 accompanies this Proxy Statement. Stockholders who wish to obtain, free of charge, a copy of the Company's Form 10-K for the year ended December 31, 1994, as filed with the SEC, may do so by writing or calling Frank
A. Devine, Secretary, Children's Discovery Centers of America, Inc., 851 Irwin Street, Suite 200, San Rafael, California 94901, Telephone: (415) 257-4200.

    Other Matters. As of the date of this Proxy Statement, the Board is not aware of any other matters to be presented for action. However, if any other matters are properly brought before the meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented thereby in accordance with their best judgment.

Dated: May 2, 1995

                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         FRANK A. DEVINE, Secretary

                                                                      APPENDIX A

           AMENDMENT TO CHILDREN'S DISCOVERY CENTERS OF AMERICA, INC.
                               STOCK OPTION PLAN

    RESOLVED, that Section 5 of the Children's Discovery Centers of America, Inc. Stock Option Plan (the "Plan") be, and hereby is, amended to read in its entirety as follows:

        5. Common Stock. The Common Stock which may be issued and sold pursuant to Stock Options granted under the Plan from time to time shall not exceed in the aggregate 800,000 shares of Common Stock. The Common Stock issued and sold under the Plan may be the Company's authorized but unissued shares, or shares held in the Company's treasury.

        Should any Stock Option expire or terminate for any reason without having been exercised in full, the unsold shares covered thereby shall be added to the shares otherwise available for option hereunder.

                 CHILDREN'S DISCOVERY CENTERS OF AMERICA, INC.
                                     PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 ANNUAL MEETING OF STOCKHOLDERS, JUNE 21, 1995

   The undersigned stockholder of CHILDREN'S DISCOVERY CENTERS OF AMERICA, INC., a Delaware corporation, hereby appoints Richard A. Niglio or Randall J. Truelove, or either of them voting singly in the absence of the other, attorneys and proxies, with full power of substitution and revocation, to vote all shares of Common Stock and Series A Convertible Preferred Stock of Children's Discovery Centers of America, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said Corporation to be held in the Sutton II Room of the Hotel Inter Continental, 111 East 48th Street, New York, New York, on June 21, 1995, at 10:00 A.M. (local time), or any adjournment thereof, in accordance with the following instructions.

   In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" ALL NOMINEES IN PROPOSAL NO. 1 AND "FOR" PROPOSAL NOS. 2 AND 3.

                          (Continued on reverse side)

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES AND A VOTE "FOR"
                             PROPOSAL NOS. 2 AND 3.

1--ELECTION OF DIRECTORS: Richard A. Niglio, W. Wallace McDowell, Jr., Robert E.
                          Kaufmann, Mark
        P. Clein, Michael J. Connelly and Myron A. Wick III                            2. AMENDMENT TO CDC STOCK OPTION PLAN

                                                                                              FOR        AGAINST        ABSTAIN
   FOR ALL                     WITHHOLD                                                       / /          / /            / /
NOMINEES LISTED ABOVE      AUTHORITY TO VOTE      INSTRUCTION:  To withhold
 (EXCEPT AS WITHHELD       FOR ALL NOMINEES                     authority to           3. APPOINTMENT OF ARTHUR ANDERSEN LLP AS
IN THE SPACE PROVIDED)       LISTED ABOVE                       vote for any              INDEPENDENT AUDITORS
                                                                individual
                                                                nominee, write                FOR        AGAINST        ABSTAIN
       / /                       / /                            that nominee's                / /          / /            / /
                                                                name in the
                                                                space provided
                                                                below.
                                                                --------------

                                                                  PLEASE SIGN EXACTLY AS NAME APPEARS HEREON.

                                                                  When shares are held by joint tenants, both should sign.
                                                                  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by an authorized officer.
                                                                  If a partnership, please sign in partnership name by an
                                                                  authorized person.

                                                                  Dated                                              , 1995
                                                                       ----------------------------------------------

                                                                  ---------------------------------------------------------
                                                                                            Signature
                                                                  ---------------------------------------------------------
                                                                                   Signature, if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.